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                                                                    EXHIBIT 12.2

                                  TIME WARNER
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                      PRO FORMA
                                                   ------------------------------------------------
                                                     THREE MONTHS ENDED           YEAR ENDED
                                                       MARCH 31, 1996          DECEMBER 31, 1995
                                                   -----------------------  -----------------------
                                                      (1)          (2)         (1)          (2)
                                                    COMPANY      COMPANY     COMPANY      COMPANY
                                                   PRE-TBS(a)  POST-TBS(a)  PRE-TBS(a)  POST-TBS(a)
                                                   ----------  -----------  ----------  -----------

Earnings:
Net income (loss) before income taxes and
  extraordinary item                                   $(81)      $(144)      $ (169)     $  (234)
Interest expense                                        240         291          982        1,196
Amortization of capitalized interest                     --           4            4           15
Portion of rents representative of an interest
  factor                                                 14          21           60           91
Preferred stock dividend requirements of majority-
  owned subs                                             18          18           67           67
Adjustment for partially owned subsidiaries and
  50% owned companies                                   149         149          649          649
Undistributed losses of less than 50% owned
  companies                                              15           6          117          104
                                                       ----       -----       ------      -------
        Total earnings                                 $355       $ 345       $1,710      $ 1,888
                                                       ----       -----       ------      -------
                                                       ----       -----       ------      -------
Fixed Charges:
Interest expense                                       $240       $ 291       $  982      $ 1,196
Capitalized interest                                      1           5            6           21
Portion of rents representative of an interest
  factor                                                 14          21           60           91
Preferred stock dividend requirements of majority-
  owned subs                                             18          18           67           67
Adjustment for partially owned subsidiaries and
  50% owned companies                                   153         153          655          655
Pretax income necessary to cover preferred stock
  dividend requirements                                  55          55          198          198
                                                       ----       -----       ------      -------
    Total combined fixed charges and preferred
      stock dividends                                  $481       $ 543       $1,968      $ 2,228
                                                       ----       -----       ------      -------
                                                       ----       -----       ------      -------
Ratio of earnings to combined fixed charges and
  preferred stock dividend requirements
  (deficiency in the coverage of combined fixed
  charges and preferred stock dividends by
  earnings before fixed charges and preferred
  stock dividends)                                    $(126)      $(198)      $ (258)     $  (340)
                                                      -----       -----     ----------  -----------
                                                      -----       -----     ----------  -----------

                                                                         HISTORICAL
                                                    -----------------------------------------------------

                                                    THREE MONTHS
                                                        ENDED
                                                     MARCH 31,           YEARS ENDED DECEMBER 31,
                                                    ------------  ---------------------------------------
                                                     1996   1995   1995    1994    1993    1992    1991
                                                    ------  ----  ------  ------  ------  ------  -------
Earnings:
Net income (loss) before income taxes and
  extraordinary item                                $  (88) $(15) $    2  $   89  $   81  $  320  $    52
Interest expense                                       247   210     877     769     698     729      912
Amortization of capitalized interest                    --    --       2       2      --      19       23
Portion of rents representative of an interest
  factor                                                14    13      57      52      54      85       78
Preferred stock dividend requirements of majority-
  owned subs                                            18    --      11      --      --      --       --
Adjustment for partially owned subsidiaries and
  50% owned companies                                  148   180     691     665     663      97       73
Undistributed losses of less than 50% owned
  companies                                             18    17     117      82      47      56       56
                                                    ------  ----  ------  ------  ------  ------  -------
        Total earnings                              $  357  $405  $1,757  $1,659  $1,543  $1,306  $ 1,194
                                                    ------  ----  ------  ------  ------  ------  -------
                                                    ------  ----  ------  ------  ------  ------  -------
Fixed Charges:
Interest expense                                    $  247  $210  $  877  $  769  $  698  $  729  $   912
Capitalized interest                                     1    --       4       2      --      15       17
Portion of rents representative of an interest
  factor                                                14    13      57      52      54      85       78
Preferred stock dividend requirements of majority-
  owned subs                                            18    --      11      --      --      --       --
Adjustment for partially owned subsidiaries and
  50% owned companies                                  153   180     697     668     664      81       45
Pretax income necessary to cover preferred stock
  dividend requirements                                 55     5      72      20     218     905    1,382
                                                    ------  ----  ------  ------  ------  ------  -------
    Total combined fixed charges and preferred
      stock dividends                               $  488  $408  $1,718  $1,511  $1,634  $1,815  $ 2,434
                                                    ------  ----  ------  ------  ------  ------  -------
                                                    ------  ----  ------  ------  ------  ------  -------
Ratio of earnings to combined fixed charges and
  preferred stock dividend requirements
  (deficiency in the coverage of combined fixed
  charges and preferred stock dividends by
  earnings before fixed charges and preferred
  stock dividends)                                  $ (131) $ (3)    1.0x    1.1x    (91) $ (509) $(1,240)
                                                    ------  ----  ------  ------  ------  ------  -------
                                                    ------  ----  ------  ------  ------  ------  -------

- ------------

(a) The pro forma ratio of earnings to fixed charges and preferred stock dividends of the Company for the three months ended March 31, 1996 gives effect in column (1) to the 1996 Convertible Debt Refinancing and in column (2) to such transaction and the TBS Transaction, in each case as if the transactions occurred at the beginning of such period. The pro forma ratio of earnings to fixed charges of the Company for the year ended December 31, 1995 gives effect in column (1) to the ITOCHU/Toshiba Transaction, the Cable Transactions, the Debt Refinancings and the Asset Sale Transactions and in column (2) to each of such transactions and the TBS Transaction, in each case as if the transactions occurred at the beginning of such period.


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